                                   Exhibit 5


                   PROPOSED FORM OF POLICY AND POLICY RIDERS

** DATA PAGE **


THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 3.02 AND 3.03.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

This policy is a legal contract between the policy owner and Paragon Life Insurance Company. PLEASE READ YOUR CONTRACT CAREFULLY.


ISSUED  BY:  PARAGON LIFE INSURANCE CO.
             A STOCK COMPANY
             100 SOUTH BRENTWOOD
             ST. LOUIS, MISSOURI 63105
             (314) 862-2211




                                POLICY NUMBER:




                                   INSURED:


                               RIGHT TO EXAMINE
                                    POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.


                               FLEXIBLE PREMIUM
                                 VARIABLE LIFE
                              INSURANCE TO AGE 95

Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the policy is in force. Cash surrender value, if any, is payable at the insured's age 95.

30008                               0.01
(4/88)

                       ALPHABETIC GUIDE TO YOUR CONTRACT

Page

6.04  Addition, Deletion or Substitution of
      Investments
3.04  Allocation of Net Premiums
6.01  Assignments
4.05  Basis of Computation
6.01  Beneficiary
4.03  Cash Surrender Value
4.01  Cash Values
3.03  Change in Contract Type
3.03  Change in Face Amount
6.01  Change of Owner or Beneficiary
6.02  Claims of Creditors
6.01  Conformity with Statutes
6.02  Conversion Rights
3.02  Death Benefit
3.01  Definitions
3.04  Grace Period
6.03  Incontestability
7.01  Interest on Proceeds
3.01  Issue Date
4.03  Loan Account Cash Value
4.01  Loans
3.01  Maturity Date
6.02  Misstatement of Age and
      Corrections
4.03  Monthly Cost of Insurance
4.03  Monthly Deduction
4.02  Net Investment Factor
3.04  Net Premium
6.01  Owner
4.04  Partial Withdrawals
7.01  Payment of Policy Benefits
3.04  Payment of Premiums
3.03  Policy Changes
3.02  Policy Proceeds
4.05  Postponement of Payments
3.05  Reinstatement
6.02  Right to Examine Increase in Face
      Amount
6.02  Right to Examine Policy
4.02  Separate Account Cash Value
6.03  Separate Account Provisions
7.01  Settlement Options
6.02  Statements in Application
6.03  Suicide Exclusion
6.04  Transfers

   Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.



30008                                0.02
(4/88)

POLICY SPECIFICATIONS


                    DESCRIPTION OF SEPARATE ACCOUNT A FUNDS


American Variable Insurance Series (the "Series") is an open-end diversified management investment company which was incorporated in Massachusetts in 1983. The Series offers seven separate funds which operate as distinct investment vehicles. The names and investment objectives of the funds are as follows:

Cash Management Fund: The investment objective of this Fund is to seek high current yield while preserving capital by investing in a diversified selection of money market instruments.

High Yield Bond Fund: The investment objective of this Fund is to seek high current income by investing primarily in intermediate and long-term corporate obligations, with emphasis on higher yielding, higher risk, lower rated or unrated securities.

Growth-Income Fund: The investment objective of this Fund is to seek growth of capital and income by investing primarily in common stocks or other securities with a view to appreciation and/or potential dividends.

Growth Fund: The investment objective of this Fund is to seek growth of capital by investing primarily in common stocks or securities with common stock characteristics, such as convertible preferred stocks, which demonstrate the potential for appreciation.

U.S. Government/AAA-Rated Securities Fund: The investment objective of this Fund is to seek a high level of current income consistent with prudent investment risk and preservation of capital by investing primarily in a combination of securities guaranteed by the U.S. Government and other debt securities rated AAA or Aaa.

Asset Allocation Fund: The investment objective of this Fund is to seek total return (including income and capital gains) and preservation of capital over the long-term by investing in a diversified portfolio of securities that can include common stocks and other equity-type securities (such as convertible bonds and preferred stocks), bonds and other intermediate and long-term fixed-income securities, and money market instruments (debt securities maturing in one year or less).

International Fund: The investment objectives of this Fund is to seek long-term growth of capital by investing primarily in securities of issuers domiciled outside the United States. A major premise of the Fund's investment approach is the belief that economic and political developments have helped create new opportunities outside the U.S. In addition to investing directly in equity securities, the Fund may invest in American Depository Receipts and European Depository Receipts. When prevailing market, economic, political or currency conditions warrant, the Fund may purchase fixed-income securities of issuers domiciled outside the U.S. Under normal circumstances, the Fund will invest at least 65% of its assets in equity securities of issuers domiciled outside the U.S.

There can be no assurance that the investment objectives of these Funds, or any other Funds that the Company may create, will be achieved.


30108                                1.03

                           SURRENDER CHARGE SCHEDULE




Insured:  John Doe                  Policy #:               5,000,000


Amount of                           Effective Date
Insurance:         $50,000          of Insurance:           April 15, 1998

Surrender Charge       20%          Guideline Annual        $1,000.00
Factor:                             Premium:


                  POLICY                  SURRENDER
                   YEAR               CHARGE PERCENTAGE
--------------------------------------------------------------------------------
                    1                        100%
                    2                         90%
                    3                         80%
                    4                         70%
                    5                         60%
                    6                         50%
                    7                         40%
                    8                         30%
                    9                         20%
                   10                         10%
                   11+                         0%


If this amount of insurance is fully surrendered during the 10 years following the effective date, the surrender charge is the appropriate percentage shown above times the surrender charge amount defined in Section 5, Cash Values. If this amount of insurance is decreased by some fraction of the total amount during the 10 years following the effective date, the surrender charge amount will be the previously defined surrender charge times the fraction. A new Surrender Charge Schedule page will be mailed to you for the remaining coverage. If the amount of insurance is increased, a surrender charge will apply during the 10 years following the effective date of the increase. A new Surrender Charge Schedule page for the increase will be mailed to you. The Surrender Charge factor will not change for the increase.

30109

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                              RATES ARE PER $1,000

INSURED:

POLICY NUMBER:

ISSUE DATE:

ATTAINED              ATTAINED              ATTAINED
  AGE        RATE       AGE        RATE       AGE        RATE
  ---        ----       ---        ----       ---        ----
  18         0.155      19         0.161      20         0.163
  21         0.165      22         0.163      23         0.163
  24         0.161      25         0.159      26         0.158
  27         0.158      28         0.159      29         0.163
  30         0.167      31         0.172      32         0.178
  33         0.187      34         0.196      35         0.207
  36         0.221      37         0.238      38         0.257
  39         0.278      40         0.303      41         0.329
  42         0.357      43         0.386      44         0.416
  45         0.449      46         0.483      47         0.520
  48         0.559      49         0.603      50         0.651
  51         0.705      52         0.767      53         0.836
  54         0.911      55         0.988      56         1.071
  57         1.155      58         1.244      59         1.342
  60         1.450      61         1.576      62         1.723
  63         1.891      64         2.078      65         2.276
  66         2.486      67         2.704      68         2.933
  69         3.188      70         3.478      71         3.813
  72         4.208      73         4.661      74         5.163
  75         5.708      76         6.284      77         6.884
  78         7.517      79         8.203      80         8.968
  81         9.837      82        10.829      83        11.941
  84        13.150      85        14.440      86        15.795
  87        17.213      88        18.699      89        20.262
  90        21.925      91        23.73       92        25.762
  93        28.155      94        31.307

THESE RATES ARE FOR THE BASE COVERAGE AT ISSUE. They are based on 125 percent of the 1980 Commissioners Standard Ordinary Mortality Table C Last Birthday.

Any values guaranteed in this policy are based on these rates.

30110

1. DEFINITIONS IN THIS POLICY


We, Us and Our
The Paragon Life Insurance Company.

You and Your
The owner of this policy. The owner is as shown in the application unless later changed as provided in this policy. The owner may be someone other than the insured.

In the application the words "You" and "Your" refer to the proposed insured person(s).

Insured
The person whose life is insured under this policy. See the policy specifications page.

Issue Age
The insured's age at his or her last birthday as of the issue date.

Attained Age
The issue age plus the number of completed policy years.

Issue Date
The effective date of the coverage under this policy. It is also the date from which policy anniversaries, policy years, and policy months are measured.

Investment Start Date
The date the first premium is applied to the Divisions of the Separate Account. This date will be the later of:

-  The issue date of the policy; or

-  The date we receive the first premium at our home office.

Maturity Date
The policy anniversary on which the insured attains age 95. If the insured is living and the policy is in force on this date, the cash surrender value is payable. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

Monthly Anniversary
The same date in each succeeding month as the issue date except that whenever the monthly anniversary fails on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

Business Day
Any day that we are open for business.

Separate Account
A separate investment account created by us to receive and invest net premiums received for this policy. The particular Separate Account for this policy is indicated on the policy specifications page.

Loan Account
The account to which we will transfer from the Divisions of the Separate Account the amount of any policy loan.

Loan SubAccount
A Loan SubAccount exists for each Division of the Separate Account. Any cash value transferred to the Loan Account will be allocated to the appropriate SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.


30303                                3.01
(4/88)

2.  POLICY BENEFITS


Policy Proceeds
The policy proceeds are:

1.   The death benefit under the contract type then in effect; plus

2. The monthly cost of insurance for the portion of the month from the date of death to the end of the month of death; less

3.   Any loan and loan interest due.

Death Benefit
The death benefit depends upon the contract type in effect on the date of the insured's death. The contract type in effect is shown on the policy specifications page.

Level Contract Type: (Death benefit is level except when it equals a percentage of cash value.)

The death benefit is the greater of:

1.   The face amount; or

2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or as set forth in any applicable successor provision thereto.

Increasing Contract Type:

The death benefit is the greater of:

1.   The face amount plus the cash value on the date of death; or

2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or as set forth in any applicable successor provision thereto.

Applicable Percentage
The percentages as currently described in Section 7702(d) of the Internal Revenue Code of 1986 are as follows:

In the case of an insured with an attained age as of the beginning of the policy year of:

More than:                    But not more than:

   0  .............................   40
  40  .............................   45
  45  .............................   50
  50  .............................   55
  55  .............................   60
  60  .............................   65
  65  .............................   70
  70  .............................   75
  75  .............................   90
  90  .............................   95

The applicable percentage will decrease by a ratable portion for each full year:

From:                                To:
 250  .............................  250
 250  .............................  215
 215  .............................  185
 185  .............................  150
 150  .............................  130
 130  .............................  120
 120  .............................  115
 115  .............................  105
 105  .............................  105
 105  .............................  100


30303                                3.02
(4/88)

Policy Changes
You may request policy changes at any time. We reserve the right to limit the number of changes to one per policy year and to restrict the changes in the first policy year. The types of changes allowed are explained below.

No change will be permitted that would result in the death benefit under this policy being included in gross income due to not satisfying the requirements of
Section 7702 of the Internal Revenue Code of 1986 or as set forth in any applicable successor provision thereto.

Change in Face Amount
The face amount may be changed by sending us a written request.

Any decrease in face amount will be subject to the following conditions:

1. The decrease will become effective on the monthly anniversary date on or following our receipt of the request.

2.   The decrease will reduce the face amount in the following order:

     a.   The face amount provided by the most recent increase;

     b.   Face amounts provided by the next most recent increases, successively;
          and

     c.   The face amount when the policy was issued.

3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the policy specifications page.

4.   Any decrease must be at least $5,000.

Any increase in face amount will be subject to the following conditions:

1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

2. The increase will become effective on the monthly anniversary date on or following our receipt of such proof.

3.   Any increase must be at least $5,000.

4. The insured must have an attained age not greater than age 80 on the date of the requested increase.

We will amend your policy to show the effective date of the decrease or increase.

Change in Contract Type
The contract type in effect may be changed by sending us a written request. The effective date of change will be the monthly anniversary date on or following the date we receive the request. On the effective date of this change the death benefit payable does not change.

If the contract type in effect is increasing, it may be changed to level. The face amount will be increased to equal the death benefit on the effective date of change.

If the contract type in effect is level, it may be changed to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the policy specifications page.


30303                                3.03
(4/88)

3.  PREMIUMS AND GRACE PERIOD


Payment of Premiums
Your first premium is due as of the date of issue. While the insured is living, premiums after the first must be paid at our home office. You may pay planned premiums annually, semiannually, quarterly, or at other intervals we may establish from time to time. This right is subject to our rates and minimum premium requirements at the date of issue.

If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

1.   No premium payment may be less than $20.00.

2. Total premiums paid in any policy year may not exceed the maximum premium limit for that policy year. The maximum premium limit for a policy year is the largest amount of premium which can be paid in that policy year such that the sum of the premiums paid under the policy will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1986, or as set forth in any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

Net Premium
The premium paid times the net premium percentage from the policy specifications page is the net premium.

Allocation of Net Premiums
You determine the allocation of net premiums among the Divisions of the Separate Account. The minimum percentage (other than zero) that may be allocated to any Division of the Separate Account is 10%. Percentages must be in whole numbers. The initial allocation is shown on the policy specifications page.

Your Right to Change Allocation
You may change the allocation of future net premiums among the Divisions of the Separate Account subject to the conditions outlined in the Allocation of the Net Premiums Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

Grace Period
We will allow a grace period of 62 days. The grace period will start on any monthly anniversary date when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash Values Section.) At that time, we will send you and any assignee of record a notice. The notice will indicate the minimum premium needed to keep the policy in force and the date such payment is due.

If you do not pay a premium large enough to cover the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period. It will then terminate without cash value. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.


30303                                3.04
(4/88)

Reinstatement
You may reinstate your lapsed policy within 5 years after the date of lapse. This must be done before the insured's age 95. You must submit the following items:

1.   A written request for reinstatement.

2.   Proof satisfactory to us that the insured is insurable by our standards.

3.   A premium large enough to cover:

     a.   The monthly deductions due at the time of lapse; and

     b.   Two times the monthly deduction due at the time of reinstatement.

Reinstatement will not be effective until the date of application for reinstatement is approved by us. There will be a full -monthly deduction for the policy month that includes that date. The only accumulation value of this policy upon reinstatement will be the amount provided by the premium then paid. The application for reinstatement will be contestable for two years during the lifetime of the insured from the date of its approval.

Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan and loan interest reinstated will cause a cash value of an equal amount to also be reinstated.

Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

The surrender charge at the time of reinstatement will be the surrender charge in effect at the time of lapse. If only a portion of the coverage is reinstated then only the applicable portion of the surrender charge will be reinstated. We will amend your policy to show the new surrender charge. The cash value following reinstatement will be increased by the amount of the surrender charge imposed at the time of lapse.


30303                                3.05
(4/88)

4.  LOANS

After the first policy anniversary, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $100. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

The loan value is 85% of the cash value of your policy at the date of the loan request, reduced by:

1.   Any existing loans and loan interest due; and

2.   Any surrender charges.

You may allocate the policy loan and any loan interest due on this loan among the Divisions of the Separate Account. If you do not specify the allocation, then the policy loan will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

Cash value equal to the policy loan and the loan interest due on this loan allocated to each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value allocated to the Divisions of the Separate Account accordingly.

Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of the Loan Account guaranteed interest rate shown on the policy specifications page.

Interest payable on a loan accrues daily. Loan interest is due and payable in arrears on each policy anniversary or on a pro rata basis for any shorter period as the loan may exist. If you do not pay the interest when it is due, we will add it to your existing loan if your policy has sufficient loan value. We will charge the same rate of interest on this amount as on the policy loan. The total loan rate will be 8.0% per year.

Loan Repayments

All funds received will be credited to your policy as a premium unless clearly marked for loan repayment.

You may repay your loan in whole or in part at any time before the death of the insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount as of the date the original loan was made, unless you indicate a specific allocation to the Divisions of the Separate Account. Unpaid loans and loan interest will be deducted from any settlement of your policy.

If you fail to make repayment when the total loan and loan interest due would exceed the cash value, less any surrender charges, your policy will be in default. We will allow you a grace period for such payment of loans and loan interest due. In such event that payment is not made, the policy terminates at the end of the grace period. On the date of default, we will mail a notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period of 62 days will start on the monthly anniversary immediately before the date the total loan and loan interest exceeds the cash value less any surrender charges and any unpaid monthly expense charges; or 31 days after such notice has been mailed, if later.

5.   CASH VALUES

Cash Value

The cash value of your policy is equal to the total of:

-    The cash value in the Divisions of the Separate Account; plus

-    The cash value in the Loan Account.


30402                                 4.01
(4/88)

You may borrow against the loan value of your policy. The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any policy loan will be at an effective annual rate not less than the Loan Account guaranteed interest rate shown on the policy specifications page.

Separate Account Cash Value

The cash value in each Division of the Separate Account on the Investment Start Date is equal to:

- The portion of the initial net premium received and allocated to the Division; minus

- The portion of the monthly deductions due from the issue date through the Investment Start Date charged to the Division.

The cash value in each Division of the Separate Account on a subsequent valuation date is equal to:

- The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

- Any portion of net premium received and allocated to the Division during the current valuation period; plus

- Any net amounts transferred to the Division from another Division during the current valuation period; plus

- Any loan repayments allocated to the Division during the current valuation period; plus

- That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

- Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

- Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

-    Any surrender charges incurred during the current valuation period; minus

- Any amount transferred from the Division to the Loan Account during that valuation period; minus

- If a monthly anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.

Net Investment Factor

The Net Investment Factor measures the investment performance of a Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

-    The value of the assets at the end of the preceding valuation period; plus

- The investment income and capital gains -- realized or unrealized -- credited to the assets in the valuation period for which the net investment factor is being determined; minus

- The capital losses -- realized or unrealized -- charged against those assets during the valuation period; minus

- Any amount charged against each Division for taxes, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

- A charge not to exceed .0024547% for each day in the valuation period. This corresponds to 0.90% per year for mortality and expense risks; divided by

-    The value of the assets at the end of the preceding valuation period.


30402                                 4.02
(4/88)

Loan Account Cash Value

The cash value of the Loan Account as of the Investment Start Date is zero.

The cash value of the Loan Account on any day after the Investment Start Date is equal to:

- The cash value of the Loan Account on the preceding business day, with interest; plus

- Any net amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

-    Any loan repayments on that day.

Monthly Cost of Insurance

The monthly cost of insurance for the following month is deducted on the monthly anniversary date. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below;

1.   The monthly cost of insurance rate.

2. The death benefit at the beginning of the policy month divided by 1.0040741.

3. The cash value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the policy was issued. If the cash value is greater than the initial face amount, it will then be considered a part of each increase in order, starting with the first increase.

Monthly Cost of Insurance Rates

At the beginning of each policy year, the monthly cost of insurance rate is determined using the insured's attained age. The monthly cost of insurance rate is based on the attained age and rate class. For the initial face amount, we will use the rate class on the date of issue. For each increase, we will use the rate class applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.

The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page divided by 1,000. Any change in the cost of insurance rates will apply to all persons of the same age, and classification whose policies have been in force for the same length of time.

First Year Monthly Expense Charge

The amount of additional monthly expense to be charged during the first policy year is shown on the policy specifications page.

Monthly Expense Charge

The amount of the monthly expense charge is shown on the policy specifications page.

Monthly Deduction

The monthly deduction is:

1.   The monthly cost of insurance; plus

2.   The monthly cost of insurance for any rider included with this policy; plus

3.   The monthly expense charge; plus

4.   For the first policy year, the first year monthly expense charge.

The monthly deduction for a policy month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the monthly anniversary.

Cash Surrender Value

The cash surrender value of this policy is:

1.   The cash value at the time of surrender; less

2.   Any loan and loan interest due; less

3.   Any surrender charge.

30402                                 4.03
(4/88)

Surrender

You may surrender your policy for its cash surrender value at any time during the lifetime of the insured by sending us a written request. The cash surrender value will be determined as of the date we receive your written request. The cash surrender value will not be reduced by any monthly deduction due, if any, on that date for the following month.

Partial Withdrawals

After the first policy year, you can make a partial withdrawal of cash subject to the following conditions:

-    You may make up to one partial withdrawal each policy month.

- The minimum amount of your net partial withdrawal request from any one Division must be at least $50.00 of a Division or your entire balance in that Division, if smaller.

- The total amount of your net partial withdrawal request at any one time must be at least $500.

- The amount of withdrawal obtained by partial withdrawal may not exceed the loan value.

Allocation of Partial Withdrawals

You may allocate the partial withdrawal, subject to the above conditions, among the Divisions of the Separate Account. If you do not specify the allocation, then the partial withdrawal will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal.

If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal plus the applicable surrender charge. The surrender charge will be allocated among the Divisions of the Separate Account in the same proportion that the partial withdrawal was allocated among the Divisions of the Separate Account. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal plus the applicable surrender charge exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

1.   The face amount at issue; and

2.   Any increases in the same order in which they were issued.

No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the policy specifications page.

We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. Each partial withdrawal is subject to an administrative charge equal to the lesser of $25.00 or 2% of the amount of the partial withdrawal.

Surrender Charge

If the policy is surrendered, a surrender charge will be applied:

1. With respect to the initial face amount and the number of completed policy years from the issue date; and

2. With respect to each increase in face amount and the number of completed years from the effective date of that increase.

The surrender charge amount for the initial face amount for the first policy year will be the lesser of:

1. The Surrender Charge Factor multiplied by actual premiums paid during the first policy year to meet our minimum premium requirements; or

2. The Surrender Charge Factor multiplied by the guideline annual premium. The guideline annual premium is shown on the surrender charge schedule page.

This amount as calculated at the end of the first policy year will be used to determine the surrender charge for any decrease in the initial face amount or full cash surrender of the initial face amount in subsequent years.


30402                                 4.04
(4/88)

The surrender charge amount for an increase in face amount during the twelve policy months following any increase will be the lesser of:

1. The Surrender Charge Factor multiplied by the premiums that are allocated to that increase during the twelve policy months following the increase; or

2. The Surrender Charge Factor multiplied by the guideline annual premium for the increase. The guideline annual premium for the increase will be shown in the surrender charge schedule page for the increase.

This amount as calculated at the end of the first year following the effective date of the increase will be used to determine the surrender charge for any decrease in increased face amount or full cash surrender following the increase in subsequent years.

The premium allocated to an increase for purposes of determining the surrender charge will be based on the rules established by the Securities and Exchange Commission and may include a part of the existing cash value.

The Surrender Charge Percentage for the initial face amount and any increase in face amount is shown on the surrender charge schedule page for the respective face amount. The Surrender Charge Percentage multiplied by the surrender charge amount determines the appropriate surrender charge to be assessed.

The Surrender Charge Factor is shown on the surrender charge schedule page.

A surrender charge will apply to any decrease in face amount. A decrease in face amount may decrease some of the initial face amount and some or all of any increases in face amount as provided in Section 2. A partial withdrawal may cause a decrease in face amount as provided above and, therefore, a surrender charge may be taken. The amount of surrender charge applied because of a decrease in face amount is defined on the surrender charge schedule page for the face amount being decreased. The surrender charge for a decrease in face amount is deducted from the cash value on the effective date of the decrease.

Postponement of Payments

We will usually pay any amounts payable on surrender, partial withdrawal or policy loan allocated to the Divisions of the Separate Account within seven days after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable on surrender, partial withdrawal, policy loan or death may be postponed whenever:

1. The New York Stock Exchange or our home office are closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

2. The Securities and Exchange Commission, by order, permits postponement for the protection of policy owners; or

3. An emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account.

Transfers may also be postponed under the circumstances listed above.

Continuation of Insurance

If all premium payments cease, the insurance provided under this policy, including benefits provided by any rider attached to this policy will continue in accordance with the provisions of this policy for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value will be payable on the maturity date.

Basis of Computation

The minimum cash values and net single premiums, if any, are based on 1) 125 percent of the Commissioner's 1980 Standard Ordinary Mortality Table C age last birthday; and 2) compound interest at 5% a year.

All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.


30402                                 4.05
(4/88)

6.   PERSONS WITH AN INTEREST IN THE POLICY

Owner

The insured is the original owner of this policy unless someone else is shown as owner in the application. You, as owner, are entitled to all rights provided by this policy, prior to its maturity date. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. After the maturity date, you cannot change the payee nor the mode of payment, unless otherwise provided in this policy. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership. If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

Beneficiary

The original beneficiary is shown in the application. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

Change of Owner or Beneficiary

During the insured's lifetime you may change the ownership and beneficiary designations. You must make the change in written form satisfactory to us. If acceptable to us it will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.


If you are also the beneficiary of the policy at the time of the insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the insured's death.

Assignments

We will not be bound by an assignment of the policy or of any interest in it unless:

1.   It is made as a written instrument,

2. You file the original instrument or a certified copy with us at our home office, and

3.   We send you an acknowledged copy.

We are not responsible for the validity of any assignment. If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

7.   THE CONTRACT

The Contract

We have issued this policy in consideration of the application and payment of premiums. The policy, the application for it, and any application for an increase in face amount constitute the entire contract. Any application is attached and made a part of the policy when the insurance applied for is accepted. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

Conformity with Statutes

If any provision in this policy is in conflict with the laws of the state which govern this policy, the provision will be deemed to be amended to conform with such laws.


30603                                 6.01
(4/88)

Statements in Application

All statements made by the insured or on his or her behalf, or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, or deny a claim unless made in the application.

Claims of Creditors

To the extent permitted by law, neither the policy nor any payment under it will be subject to the claim of creditors or to any legal process.

Right to Examine Policy

You have the right to request us to cancel this policy and receive a refund. The request must be made no later than:

-    20 days after you received the policy; or

-    45 days after the date you signed the application.

The refund will equal the premiums paid into this policy.

Right to Examine Increase in Face Amount

You have the right to request us to cancel an increase in face amount and receive a refund. The request must be made no later than:

- 20 days from the date you received the new policy specifications page for the increase; or

-    45 days after the date you signed the application for the increase.

The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the policy's cash value. This amount will be allocated to the Divisions of the Separate Account in the same manner as it was deducted.

Conversion Rights

Once during the first two policy years you have the right, upon written request, to exchange this policy for a life insurance policy that provides for benefits that do not vary with the investment return of the Divisions of the Separate Account. No evidence of insurability will be required. However, we will require that this policy be in force and that you repay any existing indebtedness. At the time of the conversion, the new policy will have, at your option, either the same death benefit or the same difference between death benefit and cash value as this policy. The new policy will also have the same issue date and issue age as this policy. The planned premiums for the new policy will be based on our rates in effect for the same issue age and risk class as the original policy.

You also have the right once during the first two years following the effective date of an increase in face amount to exchange the increased portion of this policy for a life insurance policy that provides for fixed benefits. The provisions applicable to the conversion of the entire policy described above are also applicable to a conversion of an increase in face amount.

Date of Issue

The date of issue is the effective date of the coverage under this policy. It is also the date from which policy anniversaries, policy years, and policy months are measured.

Misstatement of Age and Corrections

If there is a misstatement of age in the application, the amount of the death benefit will be that which would be purchased by the most recent mortality charge at the correct age.

If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.


30603                                 6.02
(4/88)

Incontestability

We cannot contest this policy after it has been in force during the lifetime of the insured for two years from its issue date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We cannot contest any reinstatement of this policy after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

Suicide Exclusion

If the insured dies by suicide, while sane or insane, within two years from the date of issue (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

This provision does not apply if this policy is issued to a Missouri citizen, or on the effective date of any increase in face amount, unless the insured intended suicide when this policy or any increase in face amount was applied for.

Annual Report

Each year a report will be sent to you which shows the current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

Projection of Benefits and Values

You may make a written request to us for a projection of illustrative future cash values and death benefits. This projection will be furnished to you for a nominal fee.

8.  SEPARATE ACCOUNT PROVISIONS

Separate Account

The variable benefits under this policy are provided through investments in the Separate Account. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

We hold the assets of the Separate Account. These assets are held separately from the Company's general assets. Income, gains and losses---whether or not realized---from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

Assets held by the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to the Company's general assets any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

Divisions

The Separate Account has several Divisions which are shown on the policy specifications page. The Separate Account will buy shares in the Funds identified on the policy specifications page. Each Fund corresponds to a different investment portfolio.

30603                                 6.03
(4/88)

Income, gains and losses --- whether or not realized ... from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account.

We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at the close of trading (currently 4:00 p.m. New York time) each valuation date and ending at the close of trading (currently 4:00 p.m. New York time) on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

Transfers

You may transfer amounts among the Divisions of the Separate Account.

These transfers will be subject to the following conditions:

-    We must receive a written request for transfer.

- Transfers from or among the Divisions of the Separate Account may be made at any time and must be at least $250.00 or the entire amount you have in a Division, if smaller.

We may modify the transfer privilege at any time, including the minimum amount transferable, the frequency, and the transfer charge, if any.

Addition, Deletion or Substitution of Investments

We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a fund that are held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Funds and to substitute shares of another fund or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

We reserve the right to establish additional Divisions of the Separate Account, each of which would invest in a new fund or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. Subject to any required regulatory approval, we also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

Subject to obtaining any necessary regulatory or owner approval, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

30603                                 6.04
(4/88)

9.   PAYMENT OF POLICY BENEFITS

Payment

Payment will be made as provided on the face page.

If a beneficiary entitled to proceeds dies after the insured, and

1.   no settlement option elected by you is in effect, and

2. the deceased beneficiary has not chosen an option or requested the proceeds in cash,

his or her proceeds will be paid as though he or she died before the insured.

Interest on Proceeds

We will pay interest on single sum proceeds from the date of the insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the Guaranteed Settlement Option rate.

Election of Settlement Options

Prior to the maturity of the policy, you may choose a settlement option. Upon the death of the insured, the proceeds will be placed under the settlement option chosen. You may change or revoke an option during the lifetime of the insured. After the maturity of the policy, a person entitled to receive payment in one sum may choose an option for his or her benefit, if you have not already done so. With our consent, an option may be chosen for the benefit of another payee.

For you to choose an option, we must receive your written request at our home office prior to the insured's death. If the request is satisfactory to us, we will issue a written agreement showing the option you elected. The effective date of the election will be the date of the request, the date of issue of the policy, or the date the person who is making the election signed the agreement, whichever is the latest.

The Settlement Options are described below.

Settlement Options

(See Settlement Option Tables at the end of this section.) Upon the maturity of the policy or upon death of the insured, the proceeds may be placed under any of the following options:

Option A. Life Income.

We will pay equal monthly installments as long as the payee lives.

Option B. Life Income for Two Lives.

We will pay monthly installments jointly to two named payees if both are living when the installments become payable. One payee will be designated as primary payee. Full installments will continue so long as the primary payee is living. If the primary payee dies after installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

Option C. Income for Specified Number of Years and Life Thereafter.

We will pay monthly installments beginning on the effective date of the option and continuing for 5, 10, 15 or 20 years certain, as may be chosen, and after that, during the payee's lifetime.

Option D. Life Income With Cash Refund.

We will pay monthly installments as long as the payee lives. If the payee dies before the total amounts paid equal the proceeds applied, we pay the difference in one sum.

Option E. Installments of a Specified Amount.

We will pay installments at dates and in amounts chosen by the owner at the time of option request with our approval. We will continue to make payments until all of the proceeds, with interest, are paid. The final payment will not exceed the unpaid balance.

Option F. Income for Specified Number of Years.

We will pay monthly installments beginning on the effective date of the option and continuing for a specified number of years, not to exceed 30 years.

00714                                 7.01
(4/88)

Option G. Interest.

We will hold the proceeds on deposit during the payee's lifetime or for any other period selected with our approval. Interest may be accumulated or received in monthly, quarterly, semiannual, or annual payments, as may be chosen. Interest begins to accrue as of the effective date of the option.

Payee

A person who receives benefits under an option is a payee. Except for a legal guardian, a payee must be a natural person receiving benefits in his or her own right. With our consent, the payee may be a trustee, assignee, corporation, or partnership.

Guaranteed Settlement Option Interest Rate

We use a guaranteed effective annual rate of 4% in computing payments under all options. We may pay interest in excess of this amount.

Minimum Amounts (for each payee)

The minimum amount that can be placed under an option and the minimum amount of any payments under an option will be based on our rules at the time the option is to become effective.

The required minimum amount to be placed under an option will never be more than $5,000, nor shall the minimum amount of any payment be set at more than $50 per month.

Life Income Options

Life Income Options are based on the payee's age nearest birthday on the settlement option effective date. We have the right to require satisfactory proof of age. If the age has been incorrectly stated, the proper adjustment in payments will be made. We may also require proof that the payee is living on any payment due date.

Death of Payee

If a payee dies, any amount still payable under an option will be paid as it becomes due to the surviving or next succeeding payee. If no designated payee survives, any amount payable in one sum, or the commuted value of any unpaid installments, will be paid in one sum to the estate of the last payee to die.

First Payment

We will make the first payment under an option other than Option G as of the option effective date. We will pay interest under Option G at the end of each period selected for payment.

Rights Under Settlement Options

No payee has the right to make any change in the provisions of the settlement option agreement or to receive the proceeds in any manner other than that stated in the settlement option agreement, unless such right was reserved in the settlement option agreement. The right may be reserved to the payee to withdraw all or part of any amount held under Options G and E, including any interest, or the commuted value of any unpaid installments under Option F. We will not make any payments in advance, nor commute installments under any life income option. Under a partial withdrawal right, the number of withdrawals allowed per year and the minimum amount of each withdrawal shall be determined by our rules in effect at the time of the request for a partial withdrawal, unless otherwise specified in the agreement.

Basis of Commutation

Commutation of installments will be at the effective annual rate of 4% compounded annually.

00714                                 7.02
(4/88)

Contingent Payee

The payee may name contingent payees, subject to any restrictions under a settlement option chosen during the insured's lifetime, under the following conditions:

1.   If you are the payee; or

2. If the payee has the right to withdraw the entire amount under the option, even though contingent payees may have been previously named; or

3. If at any time after the insured's death and during the option period no previously named contingent payee is living.

Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by written request satisfactory to us. Changes will only take effect when we accept them in writing at our home office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.

Extended Provisions

Provisions for settlement of proceeds different from those stated in this policy may only be made upon written agreement with us.

Company Liability

We will be fully discharged by any payment we make when a written request for an election, change, or revocation is made and is received in our home office.

00714                                 7.03
(4/88)

                           SETTLEMENT OPTION TABLES

                                FOR EACH $1,000

----------------------------------------------------------------------------------------------------------------------------
                                                    OPTION A-LIFE INCOME
----------------------------------------------------------------------------------------------------------------------------
AGE OF PAYEE      MONTHLY       AGE OF PAYEE      MONTHLY       AGE OF PAYEE      MONTHLY       AGE OF PAYEE      MONTHLY
                INSTALLMENTS                    INSTALLMENTS                    INSTALLMENTS                    INSTALLMENTS
----------------------------------------------------------------------------------------------------------------------------
     15            $3.58             35            $3.99             55            $5.08             75            $ 8.30
     16             3.59             36             4.02             56             5.17             76              8.60
     17             3.61             37             4.05             57             5.27             77              8.93
     18             3.62             38             4.09             58             5.36             78              9.28
     19             3.63             39             4.13             59             5.46             79              9.67
----------------------------------------------------------------------------------------------------------------------------
     20             3.65             40             4.16             60             5.57             80             10.08
     21             3.67             41             4.21             61             5.68             81             10.53
     22             3.68             42             4.25             62             5.80             82             11.02
     23             3.70             43             4.30             63             5.93             83             11.54
     24             3.72             44             4.35             64             6.06             84             12.11
----------------------------------------------------------------------------------------------------------------------------
     25             3.74             45             4.40             65             6.20           85 AND           12.73
     26             3.76             46             4.45             66             6.35            OVER
     27             3.78             47             4.51             67             6.51
     28             3.80             48             4.57             68             6.69
     29             3.82             49             4.63             69             6.87
----------------------------------------------------------------------------------------------------------------------------
     30             3.85             50             4.70             70             7.07
     31             3.87             51             4.77             71             7.28
     32             3.90             52             4.84             72             7.51
     33             3.93             53             4.92             73             7.75
     34             3.95             54             5.00             74             8.01
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                 OPTION B-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE
-----------------------------------------------------------------------------------------------------
AGE OF PRIMARY                                AGE OF SECONDARY PAYEE**
   PAYEE**
-----------------------------------------------------------------------------------------------------
                 45      46      47      48      49      50      51      52      53      54      55
-----------------------------------------------------------------------------------------------------
      55       $4.64   $4.66   $4.68   $4.70   $4.72   $4.74   $4.75   $4.77   $4.78   $4.79   $4.80
      56        4.68    4.71    4.73    4.75    4.77    4.79    4.81    4.83    4.84    4.85    4.87
      57        4.73    4.75    4.78    4.80    4.82    4.84    4.87    4.88    4.90    4.92    4.93
      58        4.77    4.80    4.82    4.85    4.87    4.90    4.92    4.94    4.96    4.98    5.00
      59        4.81    4.84    4.87    4.90    4.93    4.95    4.98    5.00    5.02    5.05    5.07
-----------------------------------------------------------------------------------------------------
      60        4.86    4.89    4.92    4.95    4.98    5.01    5.04    5.06    5.09    5.11    5.13
      61        4.90    4.94    4.97    5.00    5.03    5.06    5.09    5.12    5.15    5.18    5.20
      62        4.95    4.98    5.02    5.05    5.09    5.12    5.15    5.18    5.21    5.24    5.27
      63        5.00    5.03    5.07    5.11    5.14    5.18    5.21    5.24    5.28    5.31    5.34
      64        5.05    5.09    5.12    5.16    5.20    5.23    5.27    5.31    5.34    5.38    5.41
-----------------------------------------------------------------------------------------------------
      65        5.10    5.14    5.18    5.21    5.25    5.29    5.33    5.37    5.41    5.45    5.48
      66        5.15    5.19    5.23    5.27    5.31    5.35    5.40    5.44    5.48    5.52    5.56
      67        5.21    5.25    5.29    5.33    5.37    5.42    5.46    5.50    5.55    5.59    5.63
      68        5.27    5.31    5.35    5.39    5.44    5.48    5.53    5.57    5.62    5.67    5.71
      69        5.33    5.37    5.41    5.46    5.50    5.55    5.60    5.65    5.69    5.74    5.79
-----------------------------------------------------------------------------------------------------
      70        5.39    5.43    5.48    5.52    5.57    5.62    5.67    5.72    5.77    5.82    5.87
      71        5.45    5.50    5.55    5.59    5.64    5.69    5.74    5.80    5.85    5.90    5.96
      72        5.52    5.57    5.62    5.67    5.72    5.77    5.82    5.87    5.93    5.99    6.04
      73        5.59    5.64    5.69    5.74    5.79    5.85    5.90    5.96    6.01    6.07    6.13
      74        5.66    5.71    5.76    5.82    5.87    5.92    5.98    6.04    6.10    6.16    6.22
-----------------------------------------------------------------------------------------------------
      75        5.74    5.79    5.84    5.89    5.95    6.01    6.07    6.13    6.19    6.25    6.32
      76        5.81    5.86    5.92    5.97    6.03    6.09    6.15    6.22    6.28    6.35    6.41
      77        5.89    5.94    6.00    6.06    6.12    6.18    6.24    6.31    6.37    6.44    6.51
      78        5.97    6.03    6.08    6.14    6.20    6.27    6.33    6.40    6.47    6.54    6.61
      79        6.05    6.11    6.17    6.23    6.29    6.36    6.43    6.50    6.57    6.64    6.72
-----------------------------------------------------------------------------------------------------
      80        6.14    6.20    6.26    6.32    6.39    6.45    6.52    6.60    6.67    6.75    6.82
-----------------------------------------------------------------------------------------------------


                 56      57      58      59      60      61      62      63      64      65
---------------------------------------------------------------------------------------------
      55       $4.81   $4.82   $4.83   $4.83   $4.84   $4.85   $4.85   $4.86   $4.86   $4.87
      56        4.88    4.89    4.90    4.90    4.91    4.92    4.93    4.93    4.94    4.94
      57        4.95    4.96    4.97    4.98    4.99    5.00    5.00    5.01    5.02    5.02
      58        5.01    5.03    5.04    5.05    5.06    5.07    5.08    5.09    5.10    5.11
      59        5.08    5.10    5.12    5.13    5.14    5.15    5.17    5.18    5.18    5.19
---------------------------------------------------------------------------------------------
      60        5.15    5.17    5.19    5.21    5.22    5.24    5.25    5.26    5.27    5.28
      61        5.23    5.25    5.27    5.29    5.31    5.32    5.34    5.35    5.36    5.38
      62        5.30    5.32    5.35    5.37    5.39    5.41    5.43    5.44    5.46    5.47
      63        5.37    5.40    5.43    5.45    5.48    5.50    5.52    5.54    5.55    5.57
      64        5.45    5.48    5.51    5.54    5.56    5.59    5.61    5.63    5.65    5.67
---------------------------------------------------------------------------------------------
      65        5.52    5.56    5.59    5.62    5.65    5.68    5.71    5.73    5.76    5.78
      66        5.60    5.64    5.67    5.71    5.74    5.78    5.81    5.84    5.86    5.89
      67        5.68    5.72    5.76    5.80    5.84    5.87    5.91    5.94    5.97    6.00
      68        5.76    5.80    5.85    5.89    5.93    5.97    6.01    6.05    6.08    6.12
      69        5.84    5.89    5.94    5.98    6.03    6.07    6.12    6.16    6.20    6.24
---------------------------------------------------------------------------------------------
      70        5.92    5.98    6.03    6.08    6.13    6.18    6.23    6.27    6.32    6.36
      71        6.01    6.07    6.12    6.18    6.23    6.28    6.34    6.39    6.44    6.49
      72        6.10    6.16    6.22    6.28    6.33    6.39    6.45    6.51    6.56    6.62
      73        6.19    6.25    6.32    6.38    6.44    6.50    6.57    6.63    6.69    6.75
      74        6.29    6.35    6.42    6.48    6.55    6.62    6.68    6.75    6.82    6.89
---------------------------------------------------------------------------------------------
      75        6.38    6.45    6.52    6.59    6.66    6.73    6.81    6.88    6.95    7.02
      76        6.48    6.55    6.63    6.70    6.77    6.85    6.93    7.01    7.08    7.17
      77        6.58    6.66    6.73    6.81    6.89    6.97    7.05    7.14    7.22    7.31
      78        6.69    6.77    6.85    6.93    7.01    7.10    7.18    7.27    7.36    7.46
      79        6.80    6.88    6.96    7.04    7.13    7.22    7.32    7.41    7.51    7.61
---------------------------------------------------------------------------------------------
      80        6.91    6.99    7.08    7.17    7.26    7.35    7.45    7.55    7.65    7.76
---------------------------------------------------------------------------------------------

**FOR ADDITIONAL AGE COMBINATIONS, THE PROPER RATES WILL BE PROVIDED UPON
  REQUEST TO THE HOME OFFICE.


00714                                 7.04
(4/88)

                               FOR EACH $1,000
-------------------------------------------------------------------------------------------------------------------------------
                               OPTION B-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE
-------------------------------------------------------------------------------------------------------------------------------
AGE OF PRIMARY
   PAYEE **                                                  AGE  OF  SECONDARY  PAYEE **
-------------------------------------------------------------------------------------------------------------------------------
                 45     46     47     48     49     50     51     52     53     54     55     56     57     58     59     60
-------------------------------------------------------------------------------------------------------------------------------
     55        $4.51  $4.54  $4.56  $4.59  $4.61  $4.63  $4.65  $4.67  $4.69  $4.70  $4.71  $4.73  $4.74  $4.75  $4.75  $4.76
     56         4.54   4.57   4.60   4.63   4.65   4.68   4.70   4.72   4.74   4.76   4.77   4.79   4.80   4.81   4.82   4.83
     57         4.57   4.60   4.63   4.66   4.69   4.72   4.74   4.77   4.79   4.81   4.83   4.85   4.86   4.88   4.89   4.90
     58         4.60   4.63   4.67   4.70   4.73   4.76   4.79   4.82   4.84   4.87   4.89   4.91   4.93   4.94   4.96   4.97
     59         4.63   4.67   4.70   4.74   4.77   4.80   4.83   4.86   4.89   4.92   4.94   4.97   4.99   5.01   5.03   5.04
-------------------------------------------------------------------------------------------------------------------------------
     60         4.66   4.70   4.74   4.77   4.81   4.84   4.88   4.91   4.94   4.97   5.00   5.03   5.05   5.08   5.10   5.12
     61         4.69   4.73   4.77   4.81   4.85   4.88   4.92   4.96   4.99   5.03   5.06   5.09   5.12   5.14   5.17   5.19
     62         4.72   4.76   4.80   4.84   4.88   4.93   4.97   5.00   5.04   5.08   5.11   5.15   5.18   5.21   5.24   5.26
     63         4.75   4.79   4.84   4.88   4.92   4.97   5.01   5.05   5.09   5.13   5.17   5.21   5.24   5.28   5.31   5.34
     64         4.78   4.83   4.87   4.92   4.96   5.01   5.05   5.10   5.14   5.18   5.23   5.27   5.31   5.34   5.38   5.41
-------------------------------------------------------------------------------------------------------------------------------
     65         4.81   4.86   4.91   4.95   5.00   5.05   5.09   5.14   5.19   5.23   5.28   5.33   5.37   5.41   5.45   5.49
     66         4.85   4.89   4.94   4.99   5.04   5.09   5.14   5.19   5.24   5.29   5.34   5.38   5.43   5.48   5.52   5.56
     67         4.88   4.93   4.98   5.03   5.08   5.13   5.18   5.23   5.29   5.34   5.39   5.44   5.49   5.54   5.59   5.64
     68         4.92   4.97   5.02   5.07   5.12   5.17   5.23   5.28   5.34   5.39   5.45   5.50   5.56   5.61   5.66   5.72
     69         4.96   5.00   5.06   5.11   5.16   5.22   5.27   5.33   5.39   5.44   5.50   5.56   5.62   5.68   5.74   5.79
-------------------------------------------------------------------------------------------------------------------------------
     70         4.99   5.04   5.10   5.15   5.20   5.26   5.32   5.38   5.44   5.50   5.56   5.62   5.68   5.74   5.81   5.87
     71         5.03   5.08   5.14   5.19   5.25   5.31   5.37   5.43   5.49   5.55   5.62   5.68   5.75   5.81   5.88   5.94
     72         5.07   5.13   5.18   5.24   5.29   5.35   5.42   5.48   5.54   5.61   5.67   5.74   5.81   5.88   5.95   6.02
     73         5.11   5.17   5.22   5.28   5.34   5.40   5.47   5.53   5.60   5.66   5.73   5.80   5.87   5.95   6.02   6.10
     74         5.16   5.21   5.27   5.33   5.39   5.45   5.52   5.58   5.65   5.72   5.79   5.86   5.94   6.02   6.09   6.17
-------------------------------------------------------------------------------------------------------------------------------
     75         5.20   5.26   5.31   5.37   5.44   5.50   5.57   5.64   5.71   5.78   5.85   5.93   6.01   6.08   6.17   6.25
     76         5.24   5.30   5.36   5.42   5.49   5.55   5.62   5.69   5.76   5.84   5.91   5.99   6.07   6.15   6.24   6.33
     77         5.29   5.35   5.41   5.47   5.54   5.60   5.67   5.74   5.82   5.89   5.97   6.05   6.14   6.22   6.31   6.40
     78         5.34   5.40   5.46   5.52   5.59   5.66   5.73   5.80   5.88   5.95   6.03   6.12   6.20   6.29   6.39   6.48
     79         5.38   5.44   5.51   5.57   5.64   5.71   5.78   5.86   5.93   6.01   6.10   6.18   6.27   6.36   6.46   6.56
-------------------------------------------------------------------------------------------------------------------------------
     80         5.43   5.49   5.56   5.62   5.69   5.76   5.84   5.91   5.99   6.08   6.16   6.25   6.34   6.44   6.53   6.64
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------
AGE OF PRIMARY
   PAYEE **
---------------------------------------------------------
                   61     62     63     64     65
---------------------------------------------------------
     55          $4.77  $4.78  $4.78  $4.79  $4.80
     56           4.84   4.85   4.86   4.86   4.87
     57           4.91   4.92   4.93   4.94   4.95
     58           4.98   5.00   5.01   5.02   5.03
     59           5.06   5.07   5.09   5.10   5.11
---------------------------------------------------------
     60           5.13   5.15   5.17   5.18   5.19
     61           5.21   5.23   5.25   5.26   5.28
     62           5.29   5.31   5.33   5.35   5.37
     63           5.37   5.39   5.42   5.44   5.46
     64           5.45   5.48   5.50   5.53   5.55
---------------------------------------------------------
     65           5.53   5.56   5.59   5.62   5.65
     66           5.61   5.64   5.68   5.72   5.75
     67           5.69   5.73   5.77   5.81   5.85
     68           5.77   5.82   5.86   5.91   5.95
     69           5.85   5.90   5.95   6.00   6.05
---------------------------------------------------------
     70           5.93   5.99   6.05   6.10   6.16
     71           6.01   6.07   6.14   6.20   6.26
     72           6.09   6.16   6.23   6.30   6.37
     73           6.17   6.25   6.32   6.40   6.47
     74           6.25   6.33   6.42   6.50   6.58
---------------------------------------------------------
     75           6.33   6.42   6.51   6.60   6.68
     76           6.42   6.51   6.60   6.69   6.79
     77           6.50   6.59   6.69   6.79   6.89
     78           6.58   6.68   6.78   6.89   7.00
     79           6.66   6.77   6.88   6.99   7.10
---------------------------------------------------------
     80           6.74   6.85   6.97   7.09   7.21
---------------------------------------------------------



       OPTION B-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
-----------------------------------------------------------------------------------------------------------------------
AGE OF PRIMARY
   PAYEE **                          AGE OF SECONDARY PAYEE **
-----------------------------------------------------------------------------------------------------------------------
                50     51     52     53     54     55     56     57     58     59     60     61     62     63     64
-----------------------------------------------------------------------------------------------------------------------
     50        $4.27  $4.28  $4.29  $4.30  $4.30  $4.31  $4.31  $4.32  $4.32  $4.33  $4.33  $4.33  $4.34  $4.34  $4.35
     51         4.28   4.32   4.33   4.34   4.35   4.36   4.36   4.37   4.37   4.38   4.38   4.39   4.40   4.40   4.41
     52         4.29   4.33   4.37   4.38   4.39   4.40   4.41   4.42   4.43   4.43   4.44   4.45   4.45   4.46   4.47
     53         4.30   4.34   4.38   4.43   4.44   4.45   4.46   4.47   4.48   4.49   4.50   4.51   4.51   4.52   4.53
     54         4.30   4.35   4.39   4.44   4.49   4.50   4.51   4.53   4.54   4.55   4.56   4.57   4.57   4.58   4.59
-----------------------------------------------------------------------------------------------------------------------
     55         4.31   4.36   4.40   4.45   4.50   4.55   4.56   4.58   4.59   4.60   4.62   4.63   4.64   4.65   4.66
     56         4.31   4.36   4.41   4.46   4.51   4.56   4.61   4.63   4.65   4.66   4.68   4.69   4.70   4.71   4.72
     57         4.32   4.37   4.42   4.47   4.53   4.58   4.63   4.68   4.70   4.72   4.74   4.75   4.77   4.78   4.79
     58         4.32   4.37   4.43   4.48   4.54   4.59   4.65   4.70   4.76   4.78   4.80   4.81   4.83   4.85   4.86
     59         4.33   4.38   4.43   4.49   4.55   4.60   4.66   4.72   4.78   4.83   4.86   4.88   4.90   4.92   4.93
-----------------------------------------------------------------------------------------------------------------------
     60         4.33   4.38   4.44   4.50   4.56   4.62   4.68   4.74   4.80   4.86   4.92   4.94   4.96   4.98   5.00
     61         4.33   4.39   4.45   4.51   4.57   4.63   4.69   4.75   4.81   4.88   4.94   5.00   5.03   5.05   5.08
     62         4.34   4.40   4.45   4.51   4.57   4.64   4.70   4.77   4.83   4.90   4.96   5.03   5.10   5.12   5.15
     63         4.34   4.40   4.46   4.52   4.58   4.65   4.71   4.78   4.85   4.92   4.98   5.05   5.12   5.19   5.22
     64         4.35   4.41   4.47   4.53   4.59   4.66   4.72   4.79   4.86   4.93   5.00   5.08   5.15   5.22   5.30
-----------------------------------------------------------------------------------------------------------------------
     65         4.35   4.41   4.47   4.53   4.60   4.67   4.73   4.80   4.88   4.95   5.02   5.10   5.18   5.25   5.33
     66         4.36   4.42   4.48   4.54   4.61   4.67   4.74   4.81   4.89   4.96   5.04   5.12   5.20   5.28   5.36
     67         4.37   4.42   4.49   4.55   4.62   4.68   4.75   4.83   4.90   4.98   5.06   5.14   5.22   5.31   5.39
     68         4.37   4.43   4.49   4.56   4.62   4.69   4.76   4.84   4.91   4.99   5.07   5.16   5.24   5.33   5.42
     69         4.38   4.44   4.50   4.56   4.63   4.70   4.77   4.85   4.92   5.00   5.09   5.17   5.26   5.35   5.44
-----------------------------------------------------------------------------------------------------------------------
     70         4.38   4.44   4.51   4.57   4.64   4.71   4.78   4.86   4.93   5.02   5.10   5.19   5.28   5.37   5.47
     71         4.39   4.45   4.51   4.58   4.65   4.72   4.79   4.87   4.94   5.03   5.11   5.20   5.29   5.39   5.49
     72         4.39   4.45   4.52   4.58   4.65   4.72   4.80   4.87   4.95   5.04   5.12   5.21   5.31   5.40   5.51
     73         4.40   4.46   4.52   4.59   4.66   4.73   4.81   4.88   4.96   5.05   5.14   5.23   5.32   5.42   5.52
     74         4.41   4.47   4.53   4.60   4.67   4.74   4.81   4.89   4.97   5.06   5.15   5.24   5.34   5.44   5.54
-----------------------------------------------------------------------------------------------------------------------
     75         4.41   4.47   4.54   4.60   4.67   4.75   4.82   4.90   4.98   5.07   5.16   5.25   5.35   5.45   5.56
-----------------------------------------------------------------------------------------------------------------------

       OPTION B-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
---------------------------------------------------------
AGE OF PRIMARY
   PAYEE **
---------------------------------------------------------
                65     66     67     68     69     70
---------------------------------------------------------
     50        $4.35  $4.36  $4.37  $4.37  $4.38  $4.38
     51         4.41   4.42   4.42   4.43   4.44   4.44
     52         4.47   4.48   4.49   4.49   4.50   4.51
     53         4.53   4.54   4.55   4.56   4.56   4.57
     54         4.60   4.61   4.62   4.62   4.63   4.64
---------------------------------------------------------
     55         4.67   4.67   4.68   4.69   4.70   4.71
     56         4.73   4.74   4.75   4.76   4.77   4.78
     57         4.80   4.81   4.83   4.84   4.85   4.86
     58         4.88   4.89   4.90   4.91   4.92   4.93
     59         4.95   4.96   4.98   4.99   5.00   5.02
---------------------------------------------------------
     60         5.02   5.04   5.06   5.07   5.09   5.10
     61         5.10   5.12   5.14   5.16   5.17   5.19
     62         5.18   5.20   5.22   5.24   5.26   5.28
     63         5.25   5.28   5.31   5.33   5.35   5.37
     64         5.33   5.36   5.39   5.42   5.44   5.47
---------------------------------------------------------
     65         5.41   5.45   5.48   5.51   5.54   5.56
     66         5.45   5.53   5.57   5.60   5.64   5.67
     67         5.48   5.57   5.66   5.70   5.73   5.77
     68         5.51   5.60   5.70   5.79   5.83   5.87
     69         5.54   5.64   5.73   5.83   5.94   5.98
---------------------------------------------------------
     70         5.56   5.67   5.77   5.87   5.98   6.09
     71         5.59   5.69   5.80   5.91   6.03   6.14
     72         5.61   5.72   5.83   5.95   6.07   6.19
     73         5.63   5.74   5.86   5.98   6.10   6.23
     74         5.65   5.77   5.88   6.01   6.14   6.27
---------------------------------------------------------
     75         5.67   5.79   5.91   6.04   6.17   6.31
---------------------------------------------------------

** FOR ADDITIONAL AGE COMBINATIONS, THE PROPER RATES WILL BE PROVIDED UPON
   REQUEST TO THE HOME OFFICE.

00714                                 7.05
(4/88)

                                FOR EACH $1,000

---------------------------------------------------------------------------------------------------------------------------
                                 OPTION C-MONTHLY INSTALLMENTS CERTAIN AND LIFE THEREAFTER
---------------------------------------------------------------------------------------------------------------------------
                  MONTHLY INSTALLMENTS                        MONTHLY INSTALLMENTS                         MONTHLY INSTALLMENTS
AGE OF PAYEE  --------------------------    AGE OF PAYEE  --------------------------    AGE OF PAYEE  ---------------------------
                NUMBER OF YEARS CERTAIN                     NUMBER OF YEARS CERTAIN                      NUMBER OF YEARS CERTAIN
---------------------------------------------------------------------------------------------------------------------------------
                 5     10     15     20                      5     10     15     20                       5     10     15     20
---------------------------------------------------------------------------------------------------------------------------------
     15       $3.58  $3.58  $3.58  $3.57         40       $4.16  $4.15  $4.14  $4.11         65       $ 6.14  $5.96  $5.69  $5.36
     16        3.59   3.59   3.59   3.58         41        4.20   4.19   4.18   4.15         66         6.28   6.08   5.78   5.42
     17        3.61   3.60   3.60   3.60         42        4.25   4.24   4.22   4.18         67         6.43   6.21   5.87   5.48
     18        3.62   3.62   3.61   3.61         43        4.29   4.28   4.26   4.22         68         6.59   6.34   5.97   5.53
     19        3.63   3.63   3.63   3.62         44        4.34   4.33   4.30   4.26         69         6.77   6.48   6.06   5.58
---------------------------------------------------------------------------------------------------------------------------------
     20        3.65   3.65   3.64   3.64         45        4.39   4.38   4.35   4.30         70         6.95   6.62   6.16   5.64
     21        3.66   3.66   3.66   3.65         46        4.45   4.43   4.40   4.34         71         7.14   6.77   6.25   5.69
     22        3.68   3.68   3.68   3.67         47        4.50   4.48   4.44   4.39         72         7.35   6.93   6.35   5.73
     23        3.70   3.70   3.69   3.69         48        4.56   4.54   4.50   4.43         73         7.57   7.09   6.44   5.77
     24        3.72   3.71   3.71   3.70         49        4.63   4.60   4.55   4.48         74         7.81   7.26   6.54   5.81
---------------------------------------------------------------------------------------------------------------------------------
     25        3.74   3.73   3.73   3.72         50        4.69   4.66   4.60   4.53         75         8.05   7.43   6.63   5.85
     26        3.76   3.75   3.75   3.74         51        4.76   4.72   4.66   4.57         76         8.32   7.60   6.72   5.88
     27        3.78   3.77   3.77   3.76         52        4.83   4.79   4.72   4.62         77         8.60   7.78   6.80   5.91
     28        3.80   3.79   3.79   3.78         53        4.91   4.86   4.78   4.67         78         8.90   7.96   6.88   5.93
     29        3.82   3.82   3.81   3.80         54        4.98   4.93   4.84   4.73         79         9.21   8.14   6.95   5.95
---------------------------------------------------------------------------------------------------------------------------------
     30        3.84   3.84   3.84   3.83         55        5.07   5.01   4.91   4.78         80         9.55   8.32   7.02   5.96
     31        3.87   3.87   3.86   3.85         56        5.15   5.08   4.98   4.84         81         9.90   8.50   7.08   5.98
     32        3.90   3.89   3.89   3.88         57        5.24   5.17   5.05   4.89         82        10.27   8.67   7.13   5.98
     33        3.92   3.92   3.91   3.90         58        5.33   5.25   5.12   4.95         83        10.66   8.84   7.18   5.99
     34        3.95   3.95   3.94   3.93         59        5.43   5.34   5.19   5.01         84        11.06   9.01   7.22   5.99
---------------------------------------------------------------------------------------------------------------------------------
     35        3.98   3.98   3.97   3.96         60        5.54   5.43   5.27   5.06        85 &       11.48   9.16   7.25   6.00
     36        4.02   4.01   4.00   3.98         61        5.64   5.53   5.35   5.12        OVER
     37        4.05   4.04   4.03   4.02         62        5.76   5.63   5.43   5.18
     38        4.09   4.08   4.07   4.05         63        5.88   5.73   5.51   5.24
     39        4.12   4.12   4.10   4.08         64        6.00   5.84   5.60   5.30

---------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------      -----------------------
                                                                                                         OPTION  F
                         OPTION D-MONTHLY INSTALLMENTS-CASH REFUND                                     INSTALLMENTS
                                                                                                          CERTAIN
--------------------------------------------------------------------------------------------      -----------------------
                  MONTHLY                         MONTHLY                         MONTHLY          YEARS       MONTHLY
AGE OF PAYEE    INSTALLMENTS    AGE OF PAYEE    INSTALLMENTS    AGE OF PAYEE    INSTALLMENTS      CERTAIN    INSTALLMENTS
--------------------------------------------------------------------------------------------      -----------------------
     15            $3.57             45            $4.28             75            $6.71              1         $84.83
     16             3.58             46             4.32             76             6.85              2          43.25
     17             3.59             47             4.36             77             7.02              3          29.39
     18             3.60             48             4.40             78             7.17              4          22.47
     19             3.62             49             4.45             79             7.34              5          18.32
--------------------------------------------------------------------------------------------      -----------------------
     20             3.63             50             4.50             80             7.51              6          15.56
     21             3.65             51             4.55             81             7.70              7          13.59
     22             3.66             52             4.60             82             7.87              8          12.11
     23             3.68             53             4.65             83             8.06              9          10.97
     24             3.69             54             4.71             84             8.25             10          10.06
--------------------------------------------------------------------------------------------      -----------------------
     25             3.71             55             4.77            85 &            8.46             11           9.31
     26             3.73             56             4.83            OVER                             12           8.69
     27             3.75             57             4.89                                             13           8.17
     28             3.77             58             4.96                                             14           7.72
     29             3.79             59             5.03                                             15           7.34
--------------------------------------------------------------------------------------------      -----------------------
     30             3.81             60             5.10                                             16           7.00
     31             3.84             61             5.18                                             17           6.70
     32             3.86             62             5.26                                             18           6.44
     33             3.89             63             5.34                                             19           6.21
     34             3.91             64             5.43                                             20           6.00
--------------------------------------------------------------------------------------------      -----------------------
     35             3.94             65             5.52                                             21           5.81
     36             3.97             66             5.62                                             22           5.64
     37             4.00             67             5.72                                             23           5.49
     38             4.03             68             5.82                                             24           5.35
     39             4.06             69             5.93                                             25           5.22
--------------------------------------------------------------------------------------------      -----------------------
     40             4.09             70             6.05                                             26           5.10
     41             4.12             71             6.17                                             27           4.99
     42             4.16             72             6.30                                             28           4.89
     43             4.20             73             6.43                                             29           4.80
     44             4.24             74             6.57                                             30           4.72


00714                                7.06
(4/88)

                        ACCIDENTAL DEATH BENEFIT RIDER


If we have approved this rider as a part of this policy and the rider premium has been paid, this rider will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy. The Policy Specifications page or, if this rider is added after issue, the request for policy change shows the rider amount, premium, and premium period.

Accidental Death Benefit

This benefit is subject to the restrictions and provisions of this rider. We will pay the amount of this benefit as part of the policy proceeds. We must however receive due proof that the death of the insured:

1.  Occurred while this rider is in force; and

2.  Occurred before the policy anniversary nearest age 70 of the insured; and

3.  Occurred within 120 days from the date of an accidental injury; and

4. Resulted directly from accidental injury and independently of all other causes. There must be visible evidence of a contusion or wound on the exterior of the body. If the injury is internal, it must be visibly manifested on an autopsy. The exception to visible evidence would be in the case of drowning.

Risks Not Assumed

We will not pay this benefit if the insured's death results directly or indirectly from any of the following (nor will we pay this benefit if the insured's death was caused by or contributed to by any of these conditions):

1.  Self-inflicted injury while sane or insane.

2.  Any reasonably foreseeable injury.

3. Any bodily or mental infirmity or disease existing before or which commences after the accidental injury.

4. Any medical or surgical treatment, unless such treatment is the result of a covered accidental injury.

5. Any infection, other than a bacterial infection which occurs as a result of a covered accidental injury.

6. The entry into the body, in any manner, whether voluntary or involuntary of any of the following unless taken as prescribed by a licensed physician:

    a.  any intoxicant, excitant, hallucinogen; or

    b.  any other narcotic, drug or controlled substance.

7. The entry into the body, in any manner, whether voluntary or involuntary of any of the following, unless involuntary in the course of employment:

    a.  any gas; or

    b.  any poison or poisonous substance.

8.  Participation in an assault.

9.  Participation in a felony.

10. Participation in a riot.

11. Injury which is a result of war or any act of war while the insured is in the military, naval, or air forces of any country. Injury while in any auxiliary or civilian combatant or non-combatant unit. "Any country" includes any international organization or the combination of countries at war. "War" includes undeclared war.

12. Travel or flight in or on or descent from any kind of aircraft if the insured is a pilot, officer, or other member of the crew of the aircraft; or is giving or receiving any kind of training or instruction; or has any duties aboard the aircraft; or is being flown for the purpose of any descent from the aircraft. "Aircraft" includes rocket craft or any other vehicle, conveyance or device designed for travel or other movement in or beyond the earth's atmosphere.


3082600 ADB                              1
(7/85)

Termination

You may terminate this rider as of any monthly anniversary following a proper written request. If this rider is not already terminated it will terminate on the date when any of the following events first occurs:

1.  The policy anniversary nearest age 70 of the insured; or

2.  The lapse of the policy; or

3.  The surrender of the policy; or

4.  The maturity of the policy; or

5.  The date of death of the insured.

Cost of Insurance

The cost of insurance for the accidental death benefit is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b), where:

a.  is the cost of insurance rate for this benefit; and

b.  is the amount of accidental death benefit.

The cost of insurance rate for this benefit is based on the attained age and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Accidental Death Benefit Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the monthly deduction as defined in the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

General Provisions

We will have the right to examine the body of the insured. We also will have the right to require an autopsy where not forbidden by law.

This rider will not affect the guaranteed values, loan values, nor other values of the policy, if any. This rider does not apply to any insurance provided by any guaranteed value options of the policy.

You may apply for reinstatement of the base policy with or without this rider. We have the right to decide whether to approve the reinstatement of the base policy with or without this rider.

Incontestability

This rider will be incontestable after it has been in force during the life of the insured for two years from its date of issue.

The date of issue and effective date of this rider and the policy are the same unless another date is shown below.

___________________
      DATE





    /s/ Matthew P. McCauley       /s/ Carl H. Anderson

     V.P., GENERAL COUNSEL
        AND SECRETARY                  PRESIDENT

                                    [LOGO]

3082600 ADB                          2
(7/85)

                        CHILDREN'S LIFE INSURANCE RIDER

                            TERM INSURANCE INVOLVED

                       Please Read This Rider Carefully


The waiting periods in the suicide and incontestability provisions are different from those in the certificate and begin on the effective date of this rider.

If we have approved this rider as a part of this certificate and the rider premium has been paid, this rider will become a part of the certificate. This rider is subject to all applicable terms and provisions of the certificate; except as modified herein. The certificate specifications page or, if this rider is added after issue, the request for policy change shows the rider amount, premium, and premium period.

Level Term Life Insurance Benefit

We will pay the amount specified below to the Beneficiary under this rider upon the death of the insured child while this rider is in force. We must receive proof that the death occurred before the expiry date of coverage on such insured child.

Amount of Insurance

The amount of insurance for this rider on each insured child is the rider amount. Insurance on each child will become effective on the later of:

1.  The date the child attains the age of 15 days; or

2.  The day the child is first discharged from the hospital after birth.

Definition of Insured

The Insured is the person whose life is covered under the certificate to which this rider is attached.

Definition of Insured Child

An insured child is a child who, at the time of application for this rider, was:

1.  A natural child, a stepchild or a child legally adopted of the Insured; and

2.  Unmarried; and

3.  Living in the household of the Insured; and

4.  At least 15 days of age; and

5.  Initially discharged from the hospital after birth; and

6. Less than insuring age 19 (or age 22 if a full-time student in higher education beyond high school) on the first date of any part of the application.

A natural child, a stepchild or an adopted child named at the time of the application but who has not yet reached age 15 days will become an insured child when:

1.  The child does reach 15 days; and

2.  The day the child is first released from the hospital after birth.

A child who is born to the Insured after the application for this rider, and while this rider is in force, shall become an insured child on the later of the following dates:

1.  The day the child attains age 15 days; or

2.  The day the child is first released from the hospital after birth.

A child who is legally adopted by the Insured after the application for this rider, and while this rider is in force, can become an insured child. This child must be under insuring age 19 (or age 22 if a full-time student in higher education beyond high school). If these requirements are met the coverage for this child will begin on the date of adoption.

Expiry Dates of Insurance

The expiry date of this rider is the certificate anniversary nearest the 65th birthday of the Insured.

If this rider has not already expired or been canceled, then insurance on each insured child will expire on the certificate anniversary nearest the 25th birthday of each child, if earlier.

Paid-Up Term Insurance in Event of Death Of Insured

If the death of the Insured occurs while this rider is in force, it will be continued on a fully paid-up term insurance basis. We must receive proof of the death of the Insured. This term insurance will be subject to the terms of this rider.

Any child who would have become an insured child later, except for such death, will become an insured child under this rider.

Owner

During the lifetime of the Insured, you will be the owner of this rider. If you should die while the Insured is living, all rights of the owner will go to the Insured. If you should die while insurance on the life of an insured child is still in force and the insured is not living, then all rights of owner will go to the insured child.

The Beneficiary

The Beneficiary of this benefit shall be:

The Insured, if living; if not then the estate of the person upon whose death payment is to be made; unless:

1.  Otherwise provided in the application; or

2.  Changed by you.

You may change the Beneficiary designation of the insurance on the life of any insured child under this rider. This change must be done during the lifetime of such insured child. To make such a change you must file a proper written request with us. This request must be accepted by us at our Home Office. We have the right to request the policy for endorsement. If we accept your request, the change will take effect as of the date of the request. This change will be subject to any payment or action we took before we received your written request for the change.

The Beneficiary designation and any changes made will be subject to any assignment of the policy.

Assignment

This rider cannot be assigned by itself. Only if the policy is assigned will this rider then be subject to an assignment. An assignment of the policy will include the interest of the assignor in and to this rider. The interest of the Insured and all owners and beneficiaries under this rider will also be included.

Suicide Exclusion

If the insured child dies by suicide, while sane or insane, within two years from the issue date of this rider; (or within the maximum period permitted by laws of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of monthly deductions made on this rider. This amount will be paid according to the provisions of this rider for the payment of death claim benefits on any such person.

This provision does not apply if the policy this rider is attached to is issued to a Missouri citizen, unless the insured child intended suicide when this rider was applied for.

Within 31 days after the death of the Insured by suicide the Conversion Privilege of this rider will be available for each insured child. We must receive a proper written application within this 31 days. The date of issue of the new policy will be the date of exchange.

Incorrect Age

The date that coverage under this rider expires or terminates will be based on the correct age of each person insured.

Conversion Privilege

The term insurance on the life of each insured child under this rider may be exchanged for a policy. This exchange will be without evidence of insurability. The new policy may be for a plan then offered by us. This exchange is subject to the following provisions:

1.  The term insurance must be in force.

2. We must receive a proper written application within 31 days before the date term insurance is to expire.

3. The face amount of the new policy will be the number of years the insured child is covered under the rider to a maximum of five times the amount of insurance under this rider for an insured child.

4. The plan will be subject to our regular issue limits on the date of issue of the policy.

The first premium payment for the new policy must be made at the time of application. Future premiums are to be paid according to the terms of the new policy.

The date of issue for the new policy will be the date the term insurance under this rider expires on the life of the person to be insured by the new policy. That person will not be covered under the new policy until the term insurance expires.

The premium rate for the new policy will be based on the following:

1. The age last birthday of the person to be insured on the date of issue of new policy; and

2.  The risk class of such person under this rider; and

3.  The set of rates used by us on the date of issue of the new policy.

The new policy may include rider benefits only with our consent, subject to our requirements.

Surrender of Paid-Up Term Insurance

You may surrender this rider for its cash value while it is continued as paid-up term insurance due to the death of the Insured. If you surrender this rider within 31 days after a policy anniversary date, the cash value of such insurance will not be less than the cash value of such insurance on that anniversary.

The cash value of the paid-up term insurance is the net single premium for such benefits at the Attained Age of the person insured, at the time of surrender. It is computed on the basis of:

1.  The Commissioner's 1980 Standard Ordinary Mortality Table C; and

2.  Interest at the rate of 3 1/2% a year compounded annually; and

3.  Continuous functions.

Information on the amount of this cash value will be furnished upon request.

Cost of Insurance

The cost of insurance for the Children's Insurance Rider is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b), where:

a.  is the cost of insurance rate for this rider; and

b.  is the amount of insurance for this rider.

The cost of insurance rate for this benefit is based on the Attained Age of the Insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Children's Insurance Rider.

Each Monthly Anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the Monthly Deductions as defined in the Cash Values section of the policy. This increased monthly deduction will be used to determine the cash value of the policy on such Monthly Anniversary.

Termination

You may terminate this rider as of any Monthly Anniversary following a written request to us. We may require the policy and this rider for endorsement.

This rider will terminate when any of the following events first occurs:

1.  The lapse of the policy; or

2.  The surrender of the policy; or

3.  The maturity of the policy; or

4.  The rider expiry date.

Reinstatement

This rider may be reinstated before the expiry date within five years after the date of policy lapse if:

1.  The policy is in force or is also being reinstated; and

2. We receive satisfactory proof that each person to be insured is insurable by our standards.

We have the right to approve the reinstatement of the policy with or without this rider. We will incur no liability for the death of an insured child who died after the end of the grace period of the policy and before the date of reinstatement.

Incontestability

This rider will be incontestable after it has been in force during the life of each person insured for two years from its date of issue.

The Policy Date and effective date of this rider and the policy are the same unless another effective date of this rider is shown below.


____________________



    /s/ Matthew P. McCauley       /s/ Carl H. Anderson
     V.P., GENERAL COUNSEL
        AND SECRETARY                  PRESIDENT


3083000                                4
(1/95)

                            SPOUSE INSURANCE RIDER


If we have approved this rider as a part of this certificate and the rider premium has been paid, it will become a part of the certificate. It is subject to all applicable terms and provisions of the certificate. The certificate specifications page shows the rider amount, premium mode, annual premium and Name of Spouse.

Life Insurance Benefit

We will pay the amount of this rider to the beneficiary upon the death of the spouse while this rider is in force. We must receive proof that the death occurred before the expiry date of coverage on such insured.

Definition of Spouse

The spouse is the person as designated on the certificate specifications page.

Definition of Insured

The person whose life is insured under the certificate to which this rider is attached.

Expiry Date of Insurance

The expiry date of this rider is the first occurrence of the certificate anniversary nearest:

a.   the 75th birthday of the spouse; or

b.   the 75th birthday of the insured.

The Beneficiary

The beneficiary of this benefit will be as stated in the application for this rider. You may change the beneficiary designation of the insurance on the life of any person insured under this rider. This change must be done during the lifetime of such person . To make such a change you must file a proper written request with us. This request must be accepted by us at our Home Office. We have the right to request the certificate for endorsement. If we accept your request, the change will take effect as of the date of the request. This change will be subject to any payment or action we took before we received your written request for the change. The beneficiary designation and any changes made will be subject to any assignment of the certificate.

Assignment

This rider cannot be assigned by itself. Only if the certificate is assigned will this rider then be subject to an assignment. An assignment of the certificate will include the interest of the assignor in and to this rider. The interest of the insured and all owners and beneficiaries under this rider will also be included.

Suicide Exclusion

If the spouse dies by suicide, while sane or insane, within two years from the rider issue date; (or within the maximum period permitted by laws of the state in which this certificate was delivered, if less than two years) the amount payable will be limited to the monthly deductions made on this rider. This amount will be paid according to the provisions of this rider for the payment of death claim benefit on any such person. This provision does not apply if this rider is issued to a Missouri citizen, unless the spouse intended suicide when this rider was applied for.

Misstatement of Age

If the age of the spouse is incorrectly stated, we will adjust all benefits under this rider to the amount that would have been provided at the correct age.

Cost of Insurance

The cost of insurance for the spouse rider is determined on a monthly basis. This cost, for a certificate month, is determined by the amount of insurance for this rider divided by 1000 and then multiplied by the sum of the following at the spouse attained age.

a.   the monthly cost of insurance rate for this rider; and

b. the monthly expense charge, as described in the certificate.

3082800 SR                             1
(7/85)

The cost of insurance rate for this benefit is based on the attained age, and rate class of the spouse. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in Table of Guaranteed Cost of Insurance Rates for the Spouse Rider. Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the monthly deductions as defined in the Cash Values section of the certificate. This increased monthly deduction will be used to determine the cash value of the certificate on such monthly anniversary.

Termination

You may terminate this rider as of any monthly anniversary following a written request to us. We may require the certificate and the rider for endorsement. This rider will terminate when any of the following events first occurs:

1.   The lapse of the certificate; or

2.   The surrender of the certificate; or

3.   The maturity of the certificate; or

4.   The date of death of the insured; or

5.   The rider expiry date.

Reinstatement

This rider may be reinstated before its expiry date within five years after the date of certificate lapse if:

1.   The certificate is in force or is also being reinstated; and

2. We receive satisfactory proof that the spouse is insurable by our standards.

We have the right to approve the reinstatement of the certificate with or without this rider.

Incontestability

This rider will be incontestable after it has been in force during the life of the spouse for two years from its date of issue.

Limited Continuation and Exchange Privilege Upon Death of Insured

If the insured dies while this rider is in force prior to the certificate anniversary nearest the 65th birthday of the spouse, there will be a limited continuation and exchange privilege for 60 days. The face amount of this rider will remain in effect without further charge until the 60 days expire. At the expiration of the 60 days this rider may be exchanged for a new policy on the life of the spouse for a plan then offered by us. The face amount of the new policy may not be greater than the face amount of this rider. The risk class of the spouse under the new policy will be the same as that under this rider. No riders may be attached to the new policy without our consent.

The certificate date and effective date of this rider and the certificate are the same unless another date is shown below.


----------------
      DATE


      /s/ Matthew P. McCauley                             /s/ Carl H. Anderson

      V.P., GENERAL COUNSEL
         AND SECRETARY                                    PRESIDENT


                                [PARAGON LOGO]


3082800 SR                               2
(7/86)

                       WAIVER OF MONTHLY DEDUCTION RIDER


If we have approved this rider as a part of this policy and the rider premium has been paid, this rider will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy. The Policy Specifications page or. if this rider is added after issue, the request for policy change shows the rider amount, premium, and premium period.

Waiver of Monthly Deduction

If you furnish us with due written proof that the insured is totally disabled, as defined in this rider, we will waive monthly deduction payments on this policy. The insured must have become disabled before age 65. The disability must have continued without interruption for at least six months. This rider must be in force. Monthly deductions on this policy will be waived as follows:

Disability Beginning Before Age 60. If the insured's disability begins before age 60, we will waive monthly deductions which were due during the six months of uninterrupted disability. We will continue to waive monthly deductions after that. However, the insured must continue to be totally disabled. Disability Beginning Between Ages 60 and 65. If the insured's disability begins on or after age 60 but before age 65, we will waive monthly deductions which were due during the six months of uninterrupted disability. We will continue to waive monthly deductions after that, but no later than age 65. However, the insured must continue to be totally disabled.

Total Disability

"Total Disability" means the complete inability of the insured to perform all of the substantial and material duties of his regular occupation. Such disability must be the result of an injury or a sickness. The injury or sickness must originate after this rider became effective.

However, after this period of disability has continued for 60 months, the insured will be considered to be totally disabled only if he is unable to perform all of the substantial and material duties of any occupation for which he is reasonably fitted by education, training or experience. Such disability must be the result of an injury or a sickness. If after this rider becomes effective you suffer the total and irrecoverable loss of sight in both eyes, or of the use of both hands or both feet, or of one hand and one foot, this will be considered total disability as defined in this rider. On such a loss the insured will still be considered disabled even though working at an occupation.

Recurrent Total Disability

If, while this policy is in force, the insured becomes disabled again after having been totally disabled before, the new disability will be considered a continuation of the previous period unless:

1.   It is due to an entirely different cause; or

2. The insured has performed the material and substantial duties of a gainful occupation. These duties must be performed for a continuous period of 6 months or more between such periods of total disability.

Risks Not Assumed

We will not waive monthly deductions under this rider if disability results from war or any act of war while the insured is in the military, naval or air forces of any country at war. We will also not waive monthly deductions if the insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

Termination

You may terminate this rider as of any monthly anniversary following a proper written request. If this rider is not already terminated it will terminate on the date any, of the following events first occurs:

1. When the insured attains age 65. This will be without prejudice to any benefits granted for total disability occurring before age 65, or

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2.   The lapse for the policy: or

3.   The surrender of the policy; or

4.   The maturity of the policy; or

5.   The date of death of the insured.

Notice of Claim and Proof of Disability

Before we waive any monthly deduction, we must receive at our Home Office:

1. Written notice of claim for this benefit during the lifetime of the insured-This notice must be submitted during the continuance of total disability,. This notice cannot be submitted later than six months after age 65 of the insured.

2. Written proof of total disability within six months after we receive written notice of claim. In no event shall this proof be submitted later than the date when any of the following events first occurs:

     a.   One year after age 65 of the insured;

     b.   Prior maturity of the policy,

     c.   Surrender of the policy for its net cash value;

     d. One year from the due date of the first unpaid monthly deduction. Failure to give such notice and proof within the time allowed will not always invalidate a claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof in time. However, you must file notice and proof as soon as is reasonably possible. In no event will any monthly deduction be waived or refunded if its due date was more than one year before we received notice of claim at our Home Office. We will require no further proof of disability and we will automatically waive all further monthly deductions if:

1.   The insured is totally disabled at age 65, and

2. All monthly deductions for at least the five years preceding age 65 have been waived.

Examination of the Insured

We have the right to have the insured examined by our appointed examiner. We also have the right to receive written proof of continuance of disability from the insured at the following times:

1.   After receipt of such notice of claim;

2. At any time within two years after we receive proof of total disability;

3. Not more than once each year after the first two years. We will riot waive any further monthly deductions if the insured refuses to be medically examined. Nor will we waive further monthly deductions if proof of continuance of disability is not furnished when we request it.

Incontestability

We cannot contest this rider as to statements made in the application for the policy after a period of two years from the date of issue if:

1.   This rider shall have been in force during the lifetime of the insured, and

2.   The insured does not become totally disabled within this period.

3082000 WMD                            2

Cost of Insurance

The cost insurance for the Waiver of Monthly Deductions Rider is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b) where:

a.   is the cost of insurance rate for this rider: and

b.   is the sum of items i, ii, and iii where:

     i.   is the cost of insurance for the basic policy for the policy month.

     ii.  is the monthly expense charge, when applicable

     iii. is any cost of insurance for the policy month for any benefit provided by a supplemental rider (other than Waiver of Monthly Deduction Rider) made a part of the basic policy.

The cost of insurance rate for this benefit is based on the attained age, and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Waiver of Monthly Deductions Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the monthly deduction as defined in the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

General Provisions

We will pay all benefits payable under the policy the same as if monthly deductions had not been waived.

If the insured becomes disabled during the grace period of the first monthly deduction in default, we will allow this Waiver of monthly deduction as if default had not occurred. However, you will be liable for the monthly deduction in default. Interest compounded at 60/0 per year will be charged on this monthly deduction.

You may apply for reinstatement of this policy with or without this rider. We have the right to decide whether to approve the reinstatement of this police, with or without this rider.

Date of Issue

The date of issue of the rider is the same as the date of issue of this policy unless another date of issue is shown below.


---------------
     DATE


      /s/ Matthew P. McCauley                             /s/ Carl H. Anderson

      V.P., GENERAL COUNSEL
         AND SECRETARY                                    PRESIDENT


                                [PARAGON LOGO]


3082000 WMD                         3
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

               Accelerated Death Benefit Settlement Option Rider

                       Please Read This Rider Carefully.


Subject to all the provisions of this rider and of the rest of the policy/certificate, we will make the payments described below if the insured is terminally ill or is confined to a nursing home.

This rider is non-participating.

Exercising these options may not qualify the benefits as life insurance proceeds for tax purposes. Therefore, assistance should be sought from a personal tax advisor.

Available Proceeds
The proceeds we would otherwise pay under the policy/certificate at the death of the Insured on the date this option is elected, less any indebtedness and any term insurance that comes from supplementary benefits (except level term insurance riders still in the conversion period and for which we charge a premium).

Benefit Factor
This is a fixed multiple that will be applied to the Settlement Benefit for each option.

Settlement Benefit
This is the lump sum benefit available with an option. The benefit will equal the cash surrender value of the policy/certificate on the date this option is elected plus the Benefit Factor for the option times (a) minus (b); where (a) is the Available Proceeds and (b) is the cash surrender value of the policy/certificate.

Eligible Nursing Home
An institution or special nursing unit of a hospital that meets at least one of the following requirements:

1.  It is Medicare approved as a provider of skilled nursing care services; or

2. It is licensed as a skilled nursing home or as an intermediate care facility by the state in which it is located; or

3.  It meets all the requirements listed below:

    a.  It is licensed as a nursing home by the state in which it is located;
        and

    b. Its main function is to provide skilled, intermediate, or custodial nursing care; and

    c. It is engaged in providing continuous room and board accommodations to three or more persons; and

    d. It is under the supervision of a registered nurse (RN) or licensed practical nurse (LPN); and

    e.  It maintains a daily medical record of each patient; and

    f.  It maintains control and records for all medications dispensed.

Institutions which primarily provide residential facilities are not eligible nursing homes.

Terminal Illness Option
To choose this option, you must give us evidence that satisfies us that a medical condition exists that would result in the lnsured's life expectancy to be 12 months or less. Part of that evidence must be a certification by a licensed physician.

The Benefit Factor for this option is 0.85.

Nursing Home Option
You may choose this option if: (1) the Insured is confined to an Eligible Nursing Home and has been confined there continuously for all of the preceding six months; and (2) you give us evidence that satisfies us that the Insured is expected to stay in the nursing home until death. Part of that evidence must be a certification by a licensed physician.

The Benefit Factor for this option is 0.70.


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Effect on Policy/Certificate
This option is a complete settlement of the Company's obligation under the policy/certificate causing all benefits under the policy/certificate based on the lnsured's life to end. Any insurance under the policy/certificate on the life of someone other than the Insured will stay in effect; we will waive all future premiums for that insurance or convert it according to its terms as though the lnsured's death had occurred.

Conditions
Your right to be paid under one of these options is subject to the following conditions:

1. The policy/certificate must be in force other than as extended term insurance.

2.  You must choose the option in writing in a form that meets our needs.

3. The policy/certificate must not be assigned except to us as security for a loan.

4.  You must send us the policy/certificate.

5. The main purpose of a life insurance death benefit is to meet your estate planning needs. This benefit provides for the accelerated payment of life insurance proceeds. It is not meant to cause you to involuntarily invade proceeds ultimately payable to the named beneficiary. Accelerated death benefits will be made available to you on a voluntary basis only. Therefore:

    a. If you are required by law to use this option to meet the claims of creditors, whether in bankruptcy or otherwise, you are not eligible for this benefit.

    b. If you are required by a government agency to use this option in order to apply for, obtain, or keep a government benefit or entitlement, you are not eligible for this benefit.

Right to Cancel
If you ask us in writing and send us the policy/certificate, we will cancel his rider.


Rider attached to and made a part of the policy/certificate on the Date of Issue.




/s/ Matthew P. McCauley                /s/ Carl H. Anderson
   -------------------------------        --------------------------------
    V.P., GENERAL COUNSEL                  PRESIDENT
    AND SECRETARY


                     [PARAGON LIFE INSURANCE COMPANY LOGO]


3081100
(7/91)